UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 24, 2020

SAUL CENTERS INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12254	52-1833074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7501 Wisconsin Avenue, Bethesda, Maryland 20814
(Address of principal executive office) (Zip Code)
Registrant’s telephone number, including area code (301) 986-6200
Not Applicable
(Former name or former address, if changed since last report)
_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Name of exchange on which registered:	Trading symbol:
Common Stock, $0.01 par value	New York Stock Exchange	BFS
6.125% Series D Preferred Stock, $0.01 par value	New York Stock Exchange	BFS/PRD
6.000% Series E Preferred Stock, $0.01 par value	New York Stock Exchange	BFS/PRE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 24, 2020, the Company held its Annual Meeting of Stockholders, at which B. Francis Saul II, John E. Chapoton, H. Gregory Platts and John R. Whitmore were reelected to the Board of Directors for three year terms expiring at the 2023 Annual Meeting. The terms of the remaining Board members did not expire as of the April 24, 2020 meeting, and those individuals continue as directors of the Company. Holders of 22,088,078 shares of the Company’s common stock voted in person at the meeting or by proxy (representing 95.1% of the 23,216,149 shares eligible to vote) as follows:

In Favor         Withheld     Not Voted
B. Francis Saul II             20,353,360     772,556     962,162
John E. Chapoton             20,788,417     337,499     962,162
H. Gregory Platts             18,066,142      3,059,774     962,162
John R. Whitmore         19,922,338     1,203,578     962,162

The stockholders voted in favor of the ratification of Deloitte & Touche LLP as independent public accountants as follows:

In Favor        Opposed        Abstain
22,046,660     10,250      31,168

The stockholders voted to approve the compensation paid to the Company's named executive officers, as disclosed in the Company's Proxy Statement for the 2020 Annual Meeting of Stockholders:

In Favor        Opposed        Abstain        Not Voted
20,675,718     379,996      70,202         962,162

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUL CENTERS, INC.

By:	/s/ Scott V. Schneider
Scott V. Schneider
Executive Vice President, Chief Financial Officer and Treasurer

Dated: April 28, 2020